Exhibit 5.1

111 South Wacker Drive Chicago, IL 60606 Telephone: 312-443-0700 Fax: 312-443-0336 www.lockelord.com

April 27, 2021

Merit Life Insurance Co.

2 Corporate Drive, Suite 760

Sheldon, CT 06484

Ladies and Gentlemen:

We have acted as counsel to Merit Life Insurance Co., a Texas insurance company (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of its contingent deferred annuity contracts (the “Contracts”).

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including, without limitation, (i) the corporate and organizational documents of the Company, and (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Contracts.

In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

Our opinions expressed below are also subject to the effect of: (a) bankruptcy, insolvency, reorganization, receivership, moratorium, avoidance, arrangement and other laws affecting contractholders’ rights generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law) and the discretion of the court before which proceedings thereof may be brought; and (c) generally applicable rules of law that limit or affect

Merit Life Insurance Co.

April 27, 2021

the enforceability of provisions that purport to waive or require waiver of (or that otherwise purport to have the effect of waiving) procedural, judicial or substantive rights or defenses.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Company is validly existing under the laws of the State of Texas and has been duly authorized to engage in the line of business necessary to issue the Contracts by the Texas Department of Insurance; and

2.

Each Contract, when issued and sold against payment therefor pursuant to the terms described in the Registration Statement, and when authorized for issue and sale by each applicable state insurance regulator, will constitute validly issued and binding obligations enforceable against the Company in accordance with the terms of the Contract.

We express no opinion as to the laws of any jurisdiction other than the insurance laws of the State of Texas and such other laws of the State of Texas as relate to the enforceability of the Contracts. This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement, and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ LOCKE LORD LLP